As filed with the Securities and Exchange Commission on September 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0722777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 Northwest Boulevard, Suite 202

Coeur d’ Alene, Idaho 83814

(208) 676-8321

(Address including zip code, and telephone number, including area code, of principal executive offices)

NIGHTHAWK RADIOLOGY HOLDINGS, INC. 2006 EQUITY INCENTIVE PLAN

(Full title of the plans)

Paul E. Cartee, Esq.

Vice President and General Counsel

NightHawk Radiology Holdings, Inc.

250 Northwest Boulevard, Suite 202

Coeur d’ Alene, Idaho 83814

(208) 676-8321

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Patrick J. Schultheis, Esq.

Mark J. Handfelt, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

(206) 883-2500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	305,339 shares	(2)	$23.42	(3)	$7,151,039.38	$219.54
Common Stock Subject to Options, $0.001 par value	592,993 shares	(4)	$19.09	(5)	$11,320,236.37	$347.54
TOTAL	898,322 shares		—		$18,471,275.75	$567.08

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals. This subtotal represents the portion of the additional shares available for issuance under the 2006 Equity Incentive Plan as of the date of this Registration Statement.
(3)	The Proposed Maximum Offering Price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rule 457(h) of the Securities Act of 1933, as amended, upon the price of $23.42 per share, the average of the high and low prices of the Common Stock of the Company on September 24, 2007 on the Nasdaq Global Market.
(4)	This subtotal represents the registration of the portion of the additional shares issuable upon exercise of outstanding equity awards granted under the 2006 Equity Plan as of the date of this Registration Statement.
(5)	The Proposed Maximum Offering Price for the shares subject to options that are currently outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding equity awards. Offering prices are estimated solely for the purpose of calculating the registration fee.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the registrant’s common stock to be issued pursuant to the registrant’s 2006 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-133527) filed by us with the Securities and Exchange Commission (“SEC”) on April 25, 2006 (the “Previous Form S-8”), including periodic reports that we filed after the Previous Form S-8 to maintain current information about us, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.	Incorporation of Documents by Reference

The following documents previously filed with the SEC are hereby incorporated by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 6, 2007.

(b)	All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Act”) since the end of the fiscal year covered by our Annual Report referred to in (a) above.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.	Exhibits.

Exhibit Number	Description
4.1(1)	2006 Equity Incentive Plan.

4.2(2)	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.
(2)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NightHawk Radiology Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on this 26 day of September, 2007.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ PAUL E. BERGER, M.D.
Paul E. Berger
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Berger and Paul E. Cartee, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL E. BERGER, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2007
Paul E. Berger, M.D.

/s/ TIMOTHY M. MAYLEBEN	President, Chief Operating Officer and Director	September 26, 2007
Timothy M. Mayleben

/s/ JON D. BERGER	Senior Vice President, Strategy and Business Development and Director	September 26, 2007
Jon D. Berger

/s/ DAVID J. BROPHY	Director	September 26, 2007
David J. Brophy, PhD

/s/ PETER Y. CHUNG	Director	September 26, 2007
Peter Y. Chung

/s/ ERNEST G. LUDY	Director	September 26, 2007
Ernest G. Ludy

/s/ CHARLES R. BLAND	Director	September 26, 2007
Charles R. Bland

/s/ GLENN R. COLE	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2007
Glenn R. Cole

II-5

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	2006 Equity Incentive Plan.

4.2(2)	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.
(2)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.